UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 20, 2019

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition
On February 21, 2019, Altice USA, Inc. (the “Company”) announced its financial results for the quarter ended December 31, 2018.  A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.
As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 20, 2019, the Board of Directors (the “Board”) of the Company accepted the resignation of Jérémie Bonnin effective as of February 20, 2019. Mr. Bonnin’s resignation is not a result of any disagreement with the Company. Mr. Bonnin did not serve on any committees of the Board.
On February 20, 2019, the Board appointed David Drahi as a director of the Company with immediate effect. Mr. Drahi will serve on the Board until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified. The Board did not appoint Mr. Drahi as a member of any committees of the Board.
As previously reported, on June 7, 2018, in connection with the separation of the Company from Altice Europe N.V., the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Next Alt S.à r.l. (“Next Alt”) and A4 S.A. (“A4”) pursuant to which A4 has the right to designate a director to the Board, subject to the provisions therein. Mr. Bonnin was a director designated by A4 and A4 has designated Mr. Drahi to fill Mr. Bonnin’s vacancy pursuant to the Stockholders’ Agreement. Further information about the Stockholders’ Agreement can be found in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on June 13, 2018 in Exhibit 10.1, which is incorporated herein by reference.
Mr. Drahi is the son of Patrick Drahi. Patrick Drahi and his affiliates, including Next Alt and A4, beneficially own in the aggregate, in excess of 50% of the voting power of the Company’s outstanding capital stock. Patrick Drahi also serves as the Chairman of the Board. Certain transactions between the Company and Patrick Drahi are described under the heading “Transactions with Related Persons” in the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2018. Other than as described herein, there are no other transactions reportable under Item 404(a) of Regulation S-K with respect to David Drahi.
David Drahi will not receive any compensation for his service as a director. David Drahi will be entitled to the same indemnification and other benefits available to non-employee directors of the Company, which are described in the Company’s Form 10-K/A filed with the SEC on April 30, 2018, which amends and supplements the Company’s Annual Report filed on Form 10-K on March 6, 2018.
Item 9.01    Financial Statement and Exhibits

(d)	Exhibits.

Exhibit		Description
	10.1	Stockholders’ Agreement with Next Alt S.à r.l. and A4 S.A. (incorporated herein by reference to Exhibit 10.1 to Form 8-K (File No.001-38126), filed on June 13, 2018).
	99.1	Press Release dated February 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: February 22, 2019	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel